================================================================================



                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                August 20, 2003
             ------------------------------------------------------
                Date of report (Date of earliest event reported)


                                 CIMA LABS INC.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                      0-24424                     41-1569769
------------------------     ------------------------        -------------------
(State of Incorporation)     (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)


        10000 Valley View Road
       Eden Prairie, Minnesota                                   55344-9361
----------------------------------------                    --------------------
(Address of Principal Executive Offices)                         (Zip Code)


                                 (952) 947-8700
       -----------------------------------------------------------------
                         (Registrant's Telephone Number,
                              Including Area Code)


================================================================================

ITEM 5.  OTHER EVENTS.

         On August 21, 2003, CIMA LABS INC., a Delaware corporation ("CIMA"), announced that it received a letter from Cephalon, Inc., a Delaware corporation ("Cephalon"), proposing an alternative transaction to the proposed merger of CIMA and aaiPharma Inc., a Delaware corporation ("aaiPharma") announced on August 5, 2003. According to the letter, Cephalon's board of directors has authorized Cephalon to propose an alternative transaction in which Cephalon would acquire all of CIMA's outstanding shares at a price of $26 per share in cash. The letter states that, subject to the satisfactory completion of confirmatory due diligence, Cephalon would be prepared to enter into a definitive merger agreement providing for a tender offer followed by a merger.

         On August 21, 2003, CIMA issued a press release announcing that it had received Cephalon's proposal. The press release and the Cephalon letter are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 7(c).   EXHIBITS.

See Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 25, 2003

                                      CIMA LABS INC.


                                      By   /s/ James C. Hawley
                                         ---------------------------------------
                                         James C. Hawley
                                         Vice President, Chief Financial Officer
                                         and Secretary

                                  EXHIBIT INDEX

    Exhibit No.     Description                                                                 Method of Filing
    -----------     -----------                                                                 ----------------
      99.1          Press Release dated August 21, 2003.                                        Filed herewith





      99.2          Letter to CIMA LABS INC. from  Cephalon, Inc. dated as of
                    August 20, 2003.                                                            Filed herewith
